SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2012

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 1, 2012, Torchmark Corporation (the “Company”) adopted Accounting Standards Update 2010-26, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts” (“ASU 2010-26”), on a retrospective basis. This Current Report on Form 8-K is being filed to reflect the impact of the adoption of ASU 2010-26 on the Company’s previously issued financial statements. For further detail, see Note 1 – Significant Accounting Policies to the Consolidated Financial Statements included in Exhibit 99.1 to this Current Report on Form 8-K. The following items of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are being revised in Exhibit 99.1 to this Current Report on Form 8-K:

•	Part II, Item 6, Selected Financial Data
•	Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations
•	Part II, Item 8, Financial Statements and Supplementary Data
•	Part IV, Item 15(a)(2), Financial Statement Schedules
•	Part IV, Item 15(a)(3), Exhibit 11 – Statement re computation of per share earnings

These revisions are being made in accordance with applicable accounting rules and should not be read as a restatement of the Company’s financial statements.

The revised sections of the Annual Report have not been updated for any other activities or events occurring after February 28, 2012, the date this information was filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. This Current Report on Form 8-K should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 and our Current Reports on Form 8-K and any amendments thereto for updated information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

12	Computation of Earnings to Fixed Charges Ratio

23	Consent of Deloitte & Touche, LLP

99.1	Revised items in 2011 Annual Report on Form 10-K:

Part II, Item 6, Selected Financial Data

Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8, Financial Statements and Supplementary Data

Part IV, Item 15(a)(2), Financial Statement Schedules

Part IV, Item 15(a)(3), Exhibit 11 – Statement re computation of per share earnings

101	Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: June 29, 2012	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and
Secretary

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